Exhibit 10.6.28
Dated the 14th day of December 2007
GILROY COMPANY LIMITED
and
MARKETSHARE LIMITED
********************************************
TENANCY AGREEMENT
of
All That UNIT NO. 1802 on the 18TH FLOOR of
CAUSEWAY BAY PLAZA 2, No. 463-483 Lockhart
Road, Hong Kong
********************************************
VINCENT T.K. CHEUNG, YAP & CO.
Solicitors & Notaries
15th Floor, Alexandra House,
No. 18 Chater Road, Hong Kong,
(Ref. VC/NY/07002836)
[NY/TA/Causeway Bay Plaza 2/072836 (Unit 1802)(Offices)]

CWB-TA(8/8/2001)(office)	LS-CSB.ta

AN AGREEMENT made this 14th day of December Two thousand and seven

BETWEEN the company detailed as the Landlord in Part I of the First Schedule hereto (hereinafter called “the Landlord” which expression shall where the context admits include its successors and assigns) of the one part and the person firm or company detailed as the Tenant in Part I of the First Schedule hereto (hereinafter called “the Tenant”) of the other part.

WHEREBY IT IS AGREED as follows:

Premises	(1)	The Landlord shall let and the Tenant shall take ALL THOSE premises (hereinafter referred to as “the said premises”) forming part of all that building (hereinafter referred to as “the said Building”) which said premises and Building are more particularly described and set out in Part II of the First Schedule hereto TOGETHER with the use in common with the Landlord and all others having the like right of all entrances, staircases, landings, corridors, passages and lavatories and all the lifts, escalators and central air-conditioning services in the said Building (if and whenever the same shall be operating) in so far as the same are necessary for the proper use and enjoyment of the said premises and except in so far as the Landlord may from time to time restrict such use for the term set out in Part III of the First Schedule hereto (hereinafter referred to as “the said term”) Yielding and Paying therefore throughout the said term the rent and other charges as are from time to time payable in accordance with the provisions set out in Part I, Part II and Part III of the Second Schedule hereto.

	(2)	The Tenant to the intent that the obligations hereunder shall continue throughout the said term hereby agrees with the Landlord as follows:

Rent	2.01	To pay the rent on the days and in the manner set out in Part I of the Second Schedule hereto by auto-pay into a bank account designated by the Landlord or by other means as the Landlord may from time to time direct.

Air-conditioning charges and management fees	2.02	To pay the air-conditioning and management charges on the days and in the manner set out in Part II of the Second Schedule hereto by auto- pay into a bank account designated by the Landlord or by other means as the Landlord may from time to time direct Provided that the Landlord shall be entitled at any time and from time to time during the said term to serve a notice upon the Tenant increasing the air-conditioning and management charges by an amount or amounts which the Landlord shall deem appropriate and thereafter such increased charges shall be payable in lieu of the charges provided for in Part II of the Second Schedule.

Rates and Government Rent	2.03	To pay and discharge all rates, government rent, taxes, assessments, charges, duties, impositions, and outgoings whatsoever now or hereafter to be levied or imposed upon the said premises or upon the owner or occupier thereof by the Government of the Hong Kong Special Administrative Region (“the Hong Kong Government”) or other lawful authorities (Property Tax only excepted). Without prejudice to the

		generality of this Clause the Tenant shall pay all rates and government rent imposed on the said premises in manner set out in Part III of the Second Schedule hereto in the first place to the Landlord who shall settle the same with the Hong Kong Government and in the event of the said premises not having been assessed to rates or government rent by the Hong Kong Government the Tenant shall pay to the Landlord such sums as shall be required by the Landlord as a deposit by way of security for the due payment of rates and government rent subject to adjustment on the actual assessment of rates and/or government rent being received from the Hong Kong Government.

Utility charges and Deposits	2.04	To pay and discharge all deposits and charges in respect of water electricity telephone and other utilities as may be shown by or operated from the Tenant’s own metered supply or by accounts rendered to the Tenant in respect of all such utilities consumed on or in the said premises.

Interior Fitting Out	2.05.01	To fit out the interior of the said premises in accordance with the plans drawings and specifications as shall have been first submitted to and approved by the Landlord or (if required) the manager of the said Building (“the Manager”) in writing in good proper and workmanlike manner using good quality materials and in all respects in a style and manner appropriate to a first class office building/shopping centre. Without limitation to the generality of the foregoing, the Tenant shall at its own expense:
(i)	construct furnish or install within the said premises the following items:
(a)	a ceiling of non-combustible material;

(b)	such fire extinguishers or other fire-fighting equipment as may be required from time to time by the laws of the Hong Kong Special Administrative Region (hereinafter referred to as “Hong Kong”) including the provision of sprinkler heads and/or smoke detectors;

(c)	vertical window blinds, tracks and fittings;

(d)	floor tiles and floor finishes (PVC tiles shall not be used unless approved by the Landlord);

(e)	all utilities such as gas and telephone as well as other requirements of the Tenant together with such meters as are necessary to measure the Tenant’s consumption thereof;

(f)	all lighting fixtures including lamps, switches and wiring;
(ii)	paint and decorate the interior of the said premises;

(iii)	complete all electrical and mechanical installations (including heating, ventilation, air-conditioning, plumbing, drainage and fire services and wiring from the said premises to the meter room and connection of the ventilation and air-conditioning system and the fire services installed in the said premises to the Landlord’s main system including the installation of fan coil units and sprinkler heads distribution thereto).

Tenant’s Plans	2.05.02	(i)	Prior to the commencement of the fitting out work referred to in Clause 2.05.01 above (“the Fitting Out Work”) the Tenant shall at its own costs and expense prepare and submit to the Landlord for approval plans, drawings and specifications in such details as the Landlord may require in respect of the Fitting Out Work (“the Tenant’s Plans”) which shall include, without limitation, the following:
(a)	5 sets of ceiling plan showing partition that penetrate into the ceiling void and details of works inside the ceiling void, exact location of light fittings and thermostat control units and proposed relocation, proposed modification to main ceiling trunking system together with schedule on voltage, type, wattage and quantity;

(b)	5 sets of floor plan showing details of partitions, area of raised flooring and location of heavy equipment;

(c)	5 sets of electrical layout plan for all case work including the location of all sockets, switches, fuse box and telephone points;

(d)	5 sets of elevation plan showing design of shopfront/showcase or if an office, its main entrance with details of electric outlets;

(e)	5 sets of fire services layout plan showing location of existing sprinkler heads and any proposed relocation or addition, location and arrangement of smoke detective system and BTM system if any;

(f)	5 sets of air-conditioning layout plan showing changes to existing installations, location of thermostats and access panels with schedule of fan coils units and tee-off valves etc;
(iv)	The Tenant’s Plans shall be submitted to the Landlord for approval in any event within 14 days of the signing of this Agreement. The Landlord may accept reject or modify the Tenant’s Plans or any part thereof and shall notify the Tenant of the same within 14 days after submission of such plans by the Tenant. For the avoidance of doubt, it is hereby expressly agreed that rent shall be payable from the expiry of the rent-free period set out in Part I of the Second Schedule notwithstanding that the Tenant’s plans have not yet been submitted to, or have not yet been approved by the Landlord.

(v)	The Tenant shall commence the Fitting Out Work within 30 days of the notice from the Landlord accepting or modifying the Tenant’s Plans (as the case may be) which work shall be completed within the time specified by the Landlord in the said notice.

(vi)	All mechanical and electrical engineering work relating to the said premises and all decoration work within the said premises shall be carried out and performed by contractors or sub-contractors approved by the Landlord and all other works and arrangements related to the said premises including but not confined to plumbing and fire-fighting installation shall be carried out by contractors or sub-contractors nominated by the Landlord all at the Tenant’s costs and expense and at such time and hour as may be specified by the Landlord.

Vetting Fee	2.05.03		The Tenant shall pay to the Landlord a vetting fee in the sum as set out in Part IV of the Second Schedule hereto in respect of the costs charged by the Landlord’s consultant for approving the Tenant’s Plans and any modifications or amendments thereto and for supervising the Fitting Out Work.

Inspection by Landlord	2.05.04	(i)	The Fitting Out Work shall be subject to the inspection and supervision of the Landlord, the Landlord’s Architect and the Landlord’s General Contractor from time to time during the period in which the said work is being performed.

Reimbursement to Landlord	(ii)		The Landlord shall have the right to perform on behalf of and for the account of the Tenant any of the Fitting Out Work which the Landlord determines shall be so performed. Such work shall be limited to work caused by the Tenant’s fault, and work which pertains to structural components, the general utility systems for the said Building and the erection of temporary safety barricades and temporary signs during construction.

Sundry expenses during fitting out period	2.05.05	(i)	The Tenant shall pay to the Landlord such charges in respect of the supply of temporary electricity to the said premises as the Landlord may decide together with the installation costs for such supply and other sundry expenses incurred by the Landlord by reason of the Tenant’s Fitting Out Work being carried out on the said premises and the Landlord may deduct such sums from the deposits mentioned in Clause 2.05.05(ii) below.

	(ii)		The Tenant shall at the signing of this Agreement deposit with the Landlord (a) a sum as set out in Part V of the Second Schedule hereto to secure the due performance and observance of the Tenant’s obligations under this Clause 2.05 and (b) a further sum as set out in Part VI of the Second Schedule hereto to defray the aforesaid sundry expenses and temporary electricity charges which sums shall, subject to any deduction that the

Landlord is entitled to make under this Agreement, be refunded to the Tenant without interest within 30 working days after the completion of the Fitting Out Work.

Statutes, Codes & Ordinance	2.06	The Tenant shall have the sole responsibility to comply with all applicable statutes, codes, ordinances and regulations for all works performed by or on behalf of the Tenant within the said premises and approval by the Landlord or the Landlord’s agent of plans, specifications, calculations or otherwise of any works shall not constitute any implication, representation or certification by the Landlord that such works are in compliance with any statutes, codes, ordinances or regulations.

Contractors’ Insurance	2.07	The Tenant shall procure that any contractors engaged by the Tenant to carry out any works relating to the said premises effect third party liability insurance in such sum as the Landlord may require and that the relevant insurance policy be produced to the Landlord as and when so required by the Landlord. The Landlord will not otherwise permit any works to be carried out by such contractors.

Telephone System	2.08	To install at the Tenant’s own expense empty conduits for telephone service to the said premises. Telephone service to the said premises shall only be installed by PCCW-HKT Limited or other licensed telephone company and the Tenant shall pay to the Landlord the expenses incurred in the installation of telephone jacks and conduits to the said premises.

Pass for Services	2.09	To permit permanent utility lines including but not limited to drains, gas and water pipes and electricity and other wires to pass through the said premises to service other premises and areas in the said Building and to permit the Landlord and all persons authorised by it to enter the said premises to carry out any works repairs or maintenance which require to be done.

Design Loads	2.10	(i) Loading imposed by any of the Tenant’s work on a temporary or permanent basis shall not exceed the designed live load.

(ii)	The Landlord shall be entitled to prescribe the maximum weight and permitted location of safes and other heavy equipment and to require that the same shall stand on supports of such dimensions and materials to distribute the weight as the Landlord may deem necessary.

(iii)	Except for suspended ceilings and duct work, the Tenant shall not support any equipment, partitions or other work on or from the Landlord’s walls, structure or roof deck without the Landlord’s prior approval in writing.

Floor Load	(iv)	The Tenant shall not put or permit to be put any equipment, goods, stocks or things whatsoever on the said premises the load of which exceeds the designed live load of the premises under the Building Ordinance.

Installation & Alteration	2.11 (i)	Not without prior written consent of the Landlord to make or permit any alteration or addition to the said premises or any part thereof either internally or externally or to any fixtures or fittings or electrical wiring or electrical mechanical or ventilation and air-conditioning installations or fire services system or any other system or facilities therein or to any item therein or any other equipment machinery appliances or anything whatsoever (whether or not of a structural nature). Upon determination of this Agreement the Tenant shall at his own expense remove all decoration or partitions so erected or installed by the Tenant and restore the said premises to its original state upon being required so to do by the Landlord.

	(ii)	The Tenant shall employ at his own costs and expense the Landlord’s nominated contractor or consultant for the purpose of carrying out any of the permitted alterations additions or improvements (except for mechanical and electrical work and decoration work within the said premises which may be carried out by contractors approved by the Landlord).

	(iii)	To observe and comply with all rules regulations and instructions from time to time prescribed by the Landlord or its authorised representative or officer in carrying out any permitted alterations additions or improvements to the said premises.

	(iv)	The Tenant shall have the sole responsibility to observe and comply with all applicable statutes, codes, ordinances and regulations for all works performed or to be performed by or on behalf of the Tenant and approval by the Landlord of any plans or specifications or otherwise shall not constitute or be deemed to constitute any implication representation or warranty that the said works are in compliance with any statutes, codes, ordinances or regulations.

	(v)	To observe and comply with all rules regulations and instructions from time to time prescribed by The Hongkong Electric Company Limited or the relevant authority relating to the electrical wiring and installation in the said premises.

	(vi)	All fees and expenses incurred by the Landlord in connection with the giving of consents under this Clause shall be borne by the Tenant.

Injury to main walls ceilings, floors, doors and windows	2.12	Not to cut maim injure damage alter or interfere with any of the doors windows walls structural members pipes drains appurtenances electrical cables wires fixtures or fittings of or in the said premises or any part thereof or suffer or permit the same to be done.

Compliance with ordinances	2.13	To comply with all ordinances regulations by-laws, and all notices and requirements of the appropriate Government or other competent authorities or the Manager in connection with or in relation to the use of the said premises and to keep the Landlord indemnified against all proceedings actions claims demands and liabilities in respect thereof and all costs and expenses incurred by the Landlord thereon and upon receipt of any such notice concerning or in respect of the said premises as aforesaid forthwith to deliver to the Landlord a copy of such notice.

Good repair of Interior	2.14	(i)	To keep all the interior and/or non-structural parts of the said premises including the flooring and interior plaster or other finishing material or rendering to walls and all ceilings and the Landlord’s fixtures therein and all additions thereto and the doors, windows, ventilation and air-conditioning system, fire-fighting equipment, electrical installations, wiring, fan coil units, thermostat control and sprinkler heads thereof (whether or not the same is installed by the Tenant) in good, clean and tenantable repair and condition and as may be appropriate from time to time properly painted and decorated so as to maintain the same at the sole expense of the Tenant throughout the said term and to yield up the same in such repair and condition at the end or sooner determination of the said term.

		(ii)	To observe and comply with all rules regulations and instructions from time to time prescribed by the electricity supply company and/or the relevant authority relating to the electrical wiring and installation in the said premises and to repair or replace all electrical wiring installations and fittings within the said premises and the wiring from the Tenant’s meter(s) to and within the same whenever required by the supply company, statutory undertaker or other competent authority.

		(iii)	To indemnify the Landlord against all costs, claims, demands, actions, liabilities and legal proceedings whatsoever made upon the Landlord by any person in respect of any breach of this covenant.

Grease Trap (if applicable)	2.15	To install its own grease trap(s) in order to comply with the relevant Government regulations for the operation of a restaurant and to keep any grease trap serving the said premises in good clean and proper repair and condition at all times during the said term to the satisfaction of the Landlord and in accordance with the regulations of the Government authorities concerned.

Good repairs & replacement of sanitary apparatus	2.16	(i)	To keep all taps lavatories wash basins sinks sanitary and water apparatus and other pipes and all drains (if any) located within the said premises (and such lavatories and water apparatus as are located elsewhere in the said Building and used exclusively by the Tenant and/or its servants agents and licensees) in clean and tenantable state and in proper repair and condition at all times during the said term to the satisfaction of the Landlord and in accordance with the regulations of the Government Authority concerned.

Toilet Facilities		(ii) To use in common with others the lavatories and washing accommodations and facilities provided by the Landlord in the said Building and not to permit or suffer the same to be used in any improper manner or whereby the soil or waste pipes may become impeded or blocked and at all times to indemnify the Landlord against liability for loss damage or injury by the escape of water caused to the property or the tenants or occupiers of any other part(s) of the said Building.

Replacement of Doors & Window Glass	2.17	To replace at the Tenant’s expense all broken or damaged windows doors glass and fixtures whether the same shall have been broken or damaged by the negligence of the Tenant or owing to circumstances beyond the control of the Tenant.

Cleansing & Clearing of Drains	2.18	In the event of the pipes or drains of the said Building becoming choked or stopped up owing to the careless use by the Tenant its servants agents licensees invitees the Tenant shall pay the costs incurred by the Landlord in cleansing and clearing the same.

Indemnity against loss/damage from Interior Defects	2.19	To be responsible for and to fully and effectually indemnify the Landlord from and against any proceedings actions claims and demands whatsoever by any person for any loss damage or injury caused to or suffered by any person whomsoever or any property whatsoever including any loss of business or profit as a result of or otherwise arising from the want of repair of the said premises or any fixtures or fittings therein the repair of which the Tenant is responsible hereunder or the spread of fire or smoke or the overflow of water or the escape of any substance or anything from the said premises and against all costs and expenses of the Landlord incurred in respect of any such proceedings action claim or demand.

Insurance	2.20	(i) To effect and maintain during the said term insurance cover in respect of the risks mentioned in Clause 2.19 above and such other risks as the Landlord may deem appropriate. The policy of insurance shall be effected with an insurance company approved by the Landlord for a coverage of not less than HK$5,000,000.00 for any one claim or in such amount as the Landlord may determine and which policy shall be endorsed to show the Landlord as the registered owner of the said premises and shall contain a Clause to the effect that the insurance cover thereby effected and the terms and conditions thereof shall not be cancelled modified or restricted without the prior written consent of the Landlord. The Tenant undertakes to produce to the Landlord as and when required by the Landlord such policy of insurance together with the receipt for the last payment of premium and a certificate from the relevant insurance company that the policy is fully paid up and in all respects valid and subsisting on request Provided always that if the Tenant shall at any time fail to keep such insurance in force the Landlord may do all things necessary to effect and maintain in force such insurance and any monies expended by the Landlord for that purpose shall be recoverable from the Tenant on demand.

Insurance Policy	(ii)	Not to do or permit to be done anything whereby the policy or policies of insurance of the said Building against damage by fire or other perils for the time being subsisting may become void or voidable or whereby the rate of premium thereon may be increased and without prejudice to any other rights and/or remedies the Landlord may have hereunder all expenses incurred by the Landlord in or about any renewal of such policy or policies or any increased premium rendered necessary or payable by a breach of this term shall be borne by the Tenant and shall be recoverable from the Tenant by the Landlord on demand.

Protection against storm or typhoon	2.21	To take all necessary precautions to protect the said premises against damage by storm or typhoon rainfall or the like.

Entry by the Landlord to view the premises	2.22	To allow and permit the Landlord and/or the Manager and/or their respective authorised agents to enter upon the said premises at all reasonable times to see and inspect that no alteration has been made to the said premises or the fixtures or fittings therein and that all work is carried out in accordance with the plans approved by the Landlord and that the interior of the said premises is properly repaired and maintained.

Entry by the Landlord to carry out repairs and take inventories	2.23	To permit the Landlord and/or the Manager and/or their respective authorised agents at all reasonable times to enter the said premises for the purposes of taking inventories of the Landlord’s fixtures therein and carrying out any works repairs or maintenance which require to be done provided that in the event of emergency the Landlord or its authorised agents may without notice enter the said premises forcibly and the Tenant shall at its own expense reinstate the entrance to the said premises to its original state.

Carry out repairs or receipt of notice to effect the same	2.24	On receipt of any notice from the Landlord or its authorized representatives specifying any works or repairs which require to be done and which are the responsibility of the Tenant hereunder, forthwith to put in hand and execute the same with all possible despatch and without any delay. If the Tenant fails to do so the Landlord or its servants or agents shall be entitled, without prejudice to the Landlord’s right of re-entry under the provisions hereinafter contained, to enter upon the said premises and forcibly if need be to carry out any such works or repairs at the sole expense of the Tenant.

Entry by the Landlord to close windows and doors	2.25	To keep all windows and doors of the said premises closed and to permit the Landlord or its servants and agents and others from time to time during the said term to enter upon the said premises for the purpose of closing any doors or windows.

Notify Landlord of damage	2.26	To notify the Landlord in writing or by other reasonable means of any accidents or damage to or defects in the water pipes gas pipes electrical wire or fittings fixtures or other facilities provided by the Landlord in the said premises whether or not the Tenant is liable hereunder for the repair of the same forthwith upon the same arising and to indemnify the Landlord against any claim made against the Landlord by any third party and any loss suffered by the Landlord either directly or indirectly as a result of any breach by the Tenant of this provision.

To make good & take care of all articles provided by Landlord	2.27	To make good and pay for all damage caused by the Tenant its servants or licensees to any fixtures, fittings (including the ventilation and air- conditioning system and fire services system) and other articles in the said premises and provided by the Landlord and shall take reasonable care of the same and shall not remove any of them from the said premises.

Cleaning Contractors	2.28	To employ at the expense of the Tenant only such cleaners as may be nominated by the Landlord for the cleaning of the said premises.

Removal of garbage	2.29	(i)	To be responsible (at its own expense) for the removal of garbage and refuse from the said premises to such location as shall be specified by the Landlord or its agents from time to time and to use only that type of refuse container as is specified by the Landlord or its agents from time to time.

		(ii)	In the event of the Landlord providing a collection service for refuse and garbage the same shall be used by the Tenant to the exclusion of any other similar service and the use of such service provided by the Landlord shall be at the sole cost of the Tenant.

Re-letting Notice	2.30	To permit the Landlord during the three (3) months immediately preceding the termination of the said term to affix and retain without interference on any part of the said premises a notice for re-letting the same and during such period to permit persons with written authority of the Landlord or its agents at reasonable times of the day to view the said premises.

Lifts & Escalators	2.31	Not to place or take in the passenger lifts or escalators any bulky baggage parcels sacks bags equipments or other goods.

Animals, Pets & Pest Control	2.32	Not to keep or permit or suffer to be kept upon any part of the said premises any livestock or animals and to carry out such pest control for the said premises upon request of the Landlord by pest control companies nominated by the Landlord at the Tenant’s expense.

Preparation of food	2.33	Not to prepare or permit or suffer to be prepared any food in the said premises nor to cause or permit any offensive or unusual odours to be produced upon, permeate through or emanate from the said premises.

Offensive Trades	2.34	Not to carry on or to permit or suffer to be carried on in or upon the said premises or any part thereof any trade or business which the Landlord shall in its absolute discretion regards as dangerous noxious noisy or offensive.

Sale by Auction or others	2.35	Not to carry on or to permit or suffer any sale to the public by auction or any other means to take place upon the said premises.

Nuisance or Annoyance	2.36	Not to do or permit or suffer anything in the said premises or in the said Building which is or may be a nuisance or annoyance to the Landlord or any other tenants or occupiers of the said Building or of any adjoining building or affect the reputation of the said Building as a high class commercial building/shopping centre.

Noise	2.37	Not to produce or permit or suffer to be produced any music or noise (including sound produced by broadcasting or any apparatus or equipment capable of producing, reproducing, receiving or recording sound) so as to be audible outside the said premises which may be a nuisance or annoyance to the tenants or occupiers of other premises in the said Building.

Sign and Advertisement	2.38	(i)	Not to affix erect attach exhibit or permit or suffer so to do or to be done upon any part of the said Building or of the exterior of the said premises or to or through any windows thereof any sign signboard notice advertisement placard neon light or other device of any kind whether illuminated or not (hereinafter referred to as “the signboard”) without the prior written approval of the Landlord and the approval of all appropriate government authorities.

		(ii)	To maintain any signboard approved under Clause 2.38(i) above at all times in good repair and condition and to meet all the requirements that may from time to time be imposed by any Government authorities and to dismantle and remove the signboard on the termination of this Agreement or if so required by any Government or competent authority or the Manager and to make good any damage done and to indemnify the Landlord against all loss, damages and liability that may be suffered, paid or incurred by the Landlord by any person whatsoever and any costs and expenses incurred by the Landlord in respect of any such proceedings action claim or demand as a result of or otherwise arising from the installation or any defects in the signboard.

		(iii)	Notwithstanding Clause 2.38(i) above, the Tenant may at its own expense display its name and the nature of its trade or business on the Directory Boards provided by the Landlord on the maindoor of the said premises but only in such form and character as shall be determined or approved in writing by the Landlord in its absolute discretion.

Directory Board	2.39	(i)	The Tenant’s name to appear on the Directory Board and the signboard shall strictly be in accordance with that appearing in Part IV of the First Schedule hereto unless prior written approval to name otherwise has first been obtained from the Landlord.

(ii)	The Tenant shall if so required by the Landlord sign or execute such agreements or documents as the Landlord may deem appropriate in respect of any change of the Tenant’s name under Clause 2.39(i) above and the Tenant shall be responsible for all costs and expenses incurred thereby including any registration fee payable.

(iii)	To pay the Landlord or its agents immediately upon demand the costs of affixing, repairing, altering or replacing as necessary the Tenant’s name on the Directory Board (if any) provided by the Landlord.

User	2.40	Not to use or permit or suffer the said premises or any part thereof to be used for any purpose other than as set out in Part VI of the First Schedule hereto and without prejudice to the foregoing to obtain any licence approval or permit required by any Government or other competent authority in connection with the Tenant’s business or its use or occupation of the said premises prior to the commencement of the Tenant’s business and to maintain and keep in force such licence approval or permit during the currency of this tenancy and to indemnify the Landlord against the consequences of a breach of this provision and in particular not to use or permit the same to be used for domestic purpose or as sleeping quarters and not to allow any person to remain in the said premises overnight. For the avoidance of doubt, the Landlord does not warrant whether the said premises can be used for any purpose other than that stated in the Occupation Permit of the said Building or whether the said premises are suitable or may be used for the Tenant’s intended purpose.

Business Name	2.41	The name under which the business in the said premises shall be carried on is as set out in Part IV of the First Schedule hereto.

Illegal or Immoral Use	2.42	Not to use or permit or suffer the said premises to be used for the purpose of gambling or for any illegal immoral or improper purpose.

Combustible Dangerous Goods	2.43	Not to keep store use or bring into the said premises or any part thereof any unlicensed arms ammunition or unlawful goods gun-powder spirits or saltpetre kerosene or other explosive or combustible substances or any dangerous goods within the meaning of the Dangerous Goods Ordinance and then only in compliance with all relevant legislation and Government regulations.

Obstructions in Common Area	2.44	Not to place or leave in the entrances landing staircases driveways passages lobbies or any parts of the said Building in common use any box or any thing or things rubbish or otherwise which may incumber or obstruct the same. Without prejudice to the Landlord’s rights and remedies hereunder, the Landlord and the Manager shall be entitled without notice and at the Tenant’s expense to remove and dispose of any such material aforesaid as it sees fit and the Landlord and the Manager shall not thereby incur any liability to the Tenant or any other person whosoever and the Tenant shall indemnify the Landlord against all losses damages expenses or liabilities that may be suffered, paid or incurred by and any claims proceedings actions and demands made against the Landlord in respect thereof.

Bulky Deliveries	2.45	Not to take or allow delivery of furniture fixtures or bulky items of goods in and out of the said Building except with the prior written approval of the Landlord and at such times and through such entrances as shall be designated by the Landlord from time to time and to use only the service lifts provided by the Landlord for such purposes.

Breach of Government Lease	2.46	Not to do or suffer any act to be done which shall amount to a breach or non-observance of any covenants and conditions in the Government Lease or Conditions under which the Land (as defined in Part II of the First Schedule hereto) is held from the Government and to indemnify the Landlord against any breach thereof.

Assignment & underletting	2.47	Not to assign underlet or otherwise part with the possession of the said premises or any part thereof in any way whether by way of subletting lending sharing or other means whereby any person or persons not a party to this Agreement obtains the use or possession of the said premises or any part thereof irrespective of whether any rental or other consideration is given for such use or possession and in the event of any such transfer sub-letting sharing assignment or parting with the possession of the said premises (whether for monetary consideration or not) this Agreement shall at the option of the Landlord absolutely determine and the Tenant shall forthwith surrender and vacate the said premises on notice to that effect from the Landlord. The Tenancy shall be personal to the Tenant and without in any way limiting the generality of the foregoing the following acts and events shall, unless approved in writing by the Landlord, be deemed to be breaches of this Clause:
(i)	In the case of a Tenant which is a partnership the taking in of one or more new partners whether on the death or retirement of an existing partner or otherwise.

(ii)	In the case of a Tenant who is an individual (including a sole surviving partner of a partnership Tenant) the death insanity or disability of that individual to the intent that no right to use possess occupy or enjoy the said premises or any part thereof shall vest in the executors administrators personal representatives next of kin trustee or committee of any such individual.

(iii)	In the case of a Tenant which is a corporation any take-over reconstruction amalgamation merger voluntary liquidation or change in the person or persons who owns or own a majority of its voting shares or who otherwise has or have effective control thereof.

(iv)	The giving by the Tenant of a Power of Attorney or similar authority whereby the donee of the Power obtains the right to use possess occupy or enjoy the said premises or any part thereof or does in fact use possess occupy or enjoy the same.

(v)	The change of the Tenant’s business name without the previous written consent of the Landlord.

Aerials	2.48	Not to affix to the said Building or any part thereof any aerial or similar apparatus without the consent of the Landlord in writing and not to remove dismantle or alter those common aerials (if any) provided by the Landlord.

Fire	2.49	(i)	Compliance with Codes and Regulations for additional fire protection system apart from those provided by the Landlord whether or not induced by the business of the Tenant shall be the responsibility of the Tenant, and the costs so incurred shall be borne by the Tenant.

		(ii)	To ensure at all times that all fire alarms, fire-fighting equipment, roller shutters (if any) and other equipment for security purpose (if any) provided by the Landlord shall not be disrupted, interrupted, damaged or caused to be defective through the act, default or neglect of the Tenant, its servants, agents, licensees or customers.

Yield up premises and handover	2.50	To quietly yield up the said premises together with all fixtures, fittings, and additions therein and thereto at the expiration or sooner determination of this Agreement in good, clean and tenantable repair and condition in accordance with the provisions herein contained notwithstanding any rule of law or equity to the contrary Provided That (i) where the Tenant has made any alteration or improvement or installed any fixtures fittings or additions to the said premises (including the ventilation and air-conditioning system and fire services system therein), whether with or without the Landlord’s consent, the Landlord may in its absolute discretion retain such fixtures, fittings, additions or improvement as the Landlord may wish to retain without any payment to the Tenant whether by way of compensation or otherwise and (ii) if the Landlord shall require the said premises to be delivered up in a bare shell condition or the removal of any additions, alterations, fittings or fixtures, then the Tenant shall at its own cost and expense remove all or such of the additions alterations, fittings or fixtures as so required by the Landlord, whether the same be made or installed by the Tenant, and make good and repair in a good and workmanlike manner all damage caused by such removal to the satisfaction of the Landlord. The Tenant shall further procure a chemical cleaning of all fan coil units in the said premises to the satisfaction of the Landlord upon expiration or sooner determination of this Agreement and thereupon shall surrender to the Landlord all keys giving access to all parts of the said premises and remove at the Tenant’s expense all lettering and characters from all the doors, walls, or windows of the said premises and make good all damage caused by such removal.

Keeping the said premises open for business	2.51	To keep the said premises open for business at all times of the year during the normal business hours of the said Building namely the hours set forth in Part I of the Third Schedule hereto and without prejudice to the generality of the foregoing any suspension of the Tenant’s business for a period of more than 7 days without the prior consent of the Landlord shall constitute a material breach of this provision entitling the Landlord to determine this Agreement and to regain possession of the said premises.

Tenant liable for acts and omissions of others	2.52	To be answerable and responsible to the Landlord or the acts, neglects, and defaults of omission of all contractors, servants, agents, invitees and licensees of the Tenant as if they were the acts, neglects and default or omission of the Tenant itself and to indemnify the Landlord against all costs claims demands expenses or liability to any third party in connection therewith and for the purposes of this Agreement “licensee” shall include any person present in, using or visiting the said premises with the consent of the Tenant express or implied.

Obey Building Rules	2.53	To obey and comply strictly with the rules and regulations from time to time adopted by the Landlord or the Manager whether relating to the management and security of the Building or otherwise, to furnish first class service to customers and to conduct the business of the Tenant so as not to prejudice the goodwill and reputation of the said Building as a first class commercial building/shopping centre.

Observance to the Deed of Mutual Covenant and Management Agreement	2.54	To observe and comply with and not to permit or suffer anything to be done which may amount to a breach or non-observance by the Landlord of any terms and provisions in the Deed of Mutual Covenant relating to the said Building (“the said Deed of Mutual Covenant”) and/or Management Agreement (if and when the same shall come into operation) and to indemnify the Landlord against the breach non-observance or non-performance thereof. It is also expressly agreed and declared that the Landlord shall have the full right and liberty at any time hereafter to enter into such form of Deed of Mutual Covenant and/or Management Agreement with the owners of the said Building or such other parties as the Landlord shall think fit to define their respective rights and obligations of and in the Land and the said Building and to make provision for the management of the said Building.

No wiring etc. in common areas	2.55	Not to install affix or attach any wiring, cables or other article or thing in or upon any of the entrances, staircases, landings, passageways, lobbies or public areas of the said Building.

No touting	2.56	No to permit any touting or soliciting for business or distributing of any pamphlets, notices or advertising matter to be conducted outside or near the said premises or in any part of the said Building by any of the Tenant’s servants, agents or licensees.

Not to drive nails etc.	2.57	Not without the consent of the Landlord to drive or insert or permit or suffer to be driven or inserted any nails, screws, hooks, brackets or similar articles into the ceilings, doors, walls, window beams or floor of the said premises.

	2.58	Not to name or include in the name of the business at the said premises the name of the said Building and/or the words “Lai Sun” whether in English or Chinese Characters or any name which the Landlord regards as similar thereto.

Maintain displays (if application)	2.59	To install and at all times maintain displays of merchandise goods or services in any shopfront windows or showcases contained within the entrance ways to the said premises to the satisfaction of the Landlord and to a standard and composition appropriate in the opinion of the Landlord to the reputation and standing of the said Building, and to alter any window or other display of goods or merchandise in or at the said premises immediately upon notice by the Landlord that such displays will in the opinion of the Landlord prejudice the reputation or standing of the said Building.

Keep shopfronts lit (if application)	2.60	The Tenant shall at its own expense keep lit any shopfront windows and showcase together with the shop signs of the said premises during such normal business hours as are specified in paragraph (a) of Part I of the Third Schedule hereto. For the purpose of this Clause shopfront windows shall include those parts of the interior of the said premises used for the display of merchandise goods or services immediately fronting onto the common areas of the said Building.

Not to Obstruct Shopfront Window (if application)	2.61	Not to block or darken or obstruct or obscure the shopfront window or any other window or lights belonging to the said premises without having obtained the written consent of the Landlord which consent may be given subject to such conditions as the Landlord may in its absolute discretion consider fit to impose.

	(3)	THE LANDLORD HEREBY AGREES WITH THE TENANT AS FOLLOWS:

Quiet Enjoyment	3.01	Subject to the Tenant paying the rent and other charges set forth in Clause 2 hereof and any other charges which may become payable by the Tenant under this Agreement and the Tenant observing and performing the terms and covenants contained in this Agreement to permit the Tenant to have quiet possession and enjoyment of the said premises during the said term without any interruption by the Landlord or any one lawfully claiming under or through or in trust for the Landlord.

Property Tax	3.02	To pay all Property Tax on the said premises during the said term.

Roof and Main Structure	3.03	To keep in good condition and proper repair the roof the main structure and external walls of the said Building and the main pipes drains and cables and to do all structural repair required to be done at any time Provided that the Landlord’s ability under this Clause 3.03 shall not arise

		unless and until written notice of any defect or want of repair has been given by the Tenant to the Landlord and the Landlord shall have failed to take reasonable steps to repair or remedy the same after the lapse of a reasonable time from the date of service of such notice.

	(4)	PROVIDED always and it is hereby expressly agreed and declared by the parties as follows:

Default	4.01	If and whenever the rent hereby reserved or any part thereof shall be in arrear for 15 days whether the same shall have been legally demanded or not or if any term, condition or stipulation on the Tenant’s part herein contained shall not be performed or observed or if the Tenant for the time being shall become bankrupt or enter into any composition or arrangement with the Tenant’s creditors or suffer any distress or execution to be levied on the Tenant’s good or if the Tenant shall suffer any prosecution in respect of the non-payment of money due to Hong Kong Government or if the Tenant for the time being is a company and shall enter into liquidation whether compulsory or voluntary (save for the purpose of reconstruction or amalgamation) or if any petition shall be presented for the winding up of the Tenant then and in any of the said cases it shall be lawful for the Landlord at any time thereafter to re-enter upon the said premises or any part thereof in the name of the whole and forfeit the Deposit (as defined in Clause 4.10 hereof) or such part thereof held by the Landlord and thereupon the tenancy hereby created shall absolutely determine but without prejudice to the right of the Landlord in respect of any breach by the Tenant of any terms, conditions or stipulations herein contained or to the Landlord’s right to deduct all loss and damage thereby incurred from the Deposit and in particular the Landlord shall have the right to terminate or disconnect the supply of air-conditioning water electricity and other facilities to the said premises upon the occurrence of any of the above event of default.

Exercise of Right	4.02	A written notice served by the Landlord on the Tenant in manner hereinafter provided to the effect that the Landlord thereby exercises the power of re-entry herein contained shall be a full and sufficient exercise of such power without actual entry on the part of the Landlord.

Acceptance of Rent	4.03	In the event of any breach of any term stipulations and conditions on the part of the Tenant herein contained the Landlord shall not by acceptance of rent or by any other act whatsoever or by any omission be deemed to have waived any such breach notwithstanding any rule of law or equity to the contrary and that no consent to or waiver of any breach shall be binding on the Landlord unless the same is in writing under the hand of the Landlord.

Abatement of Rent	4.04	If the said premises or the said Building or any part thereof shall be destroyed or so damaged by fire, typhoon, Act of God, force majeure or other cause beyond the control of the Landlord and not attributable to any act or default or negligence of the Tenant as to render the said premises unfit for commercial use and the policy or policies of insurance effected by the Landlord shall not have been vitiated or payment of

		policy moneys refused in whole or in part in consequence of any act or default or negligence of the Tenant or if at any time during the continuance of this Agreement the said premises or the said Building shall be condemned as a dangerous structure or a demolition or closing order shall become operative in respect of the said premises or the said Building then the rent hereby agreed to be paid or a part thereof proportionate to the damage sustained or order made shall cease to be payable until the said premises or the said Building or part thereof shall have been restored or reinstated or the order removed Provided Always that the Landlord shall be under no obligation to reinstate the said premises or the said Building or part thereof And Provided further that should the said premises or the said Building or part thereof not have been reinstated or the order removed in the meantime either the Landlord or the Tenant may after six months of the occurrence of the destruction or damage or order give to the other of them notice in writing to terminate this Agreement but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of the agreements stipulations terms and conditions herein contained or of the Landlord in respect of the rent payable hereunder prior to such notice.

Liability & Indemnity	4.05	The Landlord shall not be under any liability whatsoever to the Tenant or to any persons whomsoever in respect of any damage sustained by the Tenant or such other person aforesaid caused by or through or in any way owing to the spread of fire or smoke or the overflow of water or the escape of any substance or anything from any premises situate in the said Building or caused by the act default or negligence of any tenant or occupier of such premises. The Tenant shall fully indemnify the Landlord against all claims demands actions and legal proceedings whatsoever made upon the Landlord in respect of any damage to any person whomsoever caused by the negligence of the Tenant or by or through or in anywise owing to the spread of fire or smoke or the overflow of water or the escape of any substance or anything from the said premises.

Acts of Servants, agents etc.	4.06	For the purpose of this Agreement any act default omission or negligence of the contractors servants agents licensees or invitees of the Tenant shall be deemed to be the act default omission or negligence of the Tenant.

Accidents	4.07	The Landlord shall not be responsible to the Tenant or the Tenant’s licensees servants agents or other persons in the said premises for any accident happening or injury suffered or damage to or loss of any chattel or property sustained on the said premises or in the said Building.

Security	4.08	The Landlord shall not be liable in any circumstances to the Tenant or any other person whomsoever for the security or safekeeping of the said premises or any persons or contents therein.

Distraint	4.09	For the purpose of Part III of the Landlord and Tenant (Consolidation) Ordinance relating to distress for rent or of these presents the rent payable in respect of the said premises shall be and be deemed to be in arrear if not paid in advance at the time and in manner hereinbefore provided for payment thereof. All costs and expenses for and incidental to the distraint shall be paid by the Tenant and shall be recoverable from it as a debt.

Deposit 4.10		(i	)	The Tenant shall on the signing of this Agreement pay to the Landlord the sum as set out in Part V of the First Schedule hereto (“the Deposit”) to secure the due observance and performance by the Tenant of agreements stipulations terms and conditions herein contained and on the Tenant’s part to be observed and performed. The Deposit shall be retained by the Landlord throughout the said term free of any interest to the Tenant and if the Tenant shall commit or suffer to be committed a breach of any of the terms and conditions herein the Landlord shall be entitled to terminate this Agreement in which event the Deposit shall be forfeited to the Landlord but without prejudice to any right of the Landlord in respect of any antecedent breach by the Tenant of the terms and conditions herein contained. Notwithstanding the foregoing the Landlord may in any such event at its option elect not to terminate this Agreement but to deduct from the Deposit the amount of any monetary loss incurred by the Landlord in consequence of the breach non-observance or non-performance by the Tenant in which event the Tenant shall as a condition precedent to the continuation of this tenancy deposit with the Landlord the amount so deducted and if the Tenant shall fail so to do the Landlord shall forthwith be entitled to re-enter the said premises or any part thereof in the name of the whole and to determine this Agreement in which event the Deposit may be forfeited to the Landlord as hereinbefore provided. Subject as aforesaid, the Deposit shall be refunded to the Tenant by the Landlord without interest within thirty working days after the expiration or sooner determination of this Agreement and the delivery of vacant possession to the Landlord or within thirty working days of the settlement of the last outstanding claim by the Landlord against the Tenant in respect of any breach, non-observance or non-performance of any of the terms and conditions herein contained and on the part of the Tenant to be observed and performed whichever is the later.

		(ii)		During the said term the Tenant shall maintain the Deposit at the sum equal to six months’ rent, air-conditioning and management charges and two quarters’ rates and government rent and if the rent or the air-conditioning and management charges, rates and government rent shall be increased the Tenant shall forthwith on demand pay to the Landlord the additional amount to make up such deposit.

Service of notice	4.11		Any notice hereunder shall be in writing and any notice to the Tenant shall be sufficiently served if left addressed to the Tenant on the said premises or sent to the Tenant by post or left at the Tenant’s last known address in Hong Kong and any notice to the Landlord shall be sufficiently served if delivered to the Landlord personally or sent to the Landlord by registered post at the Landlord’s registered office in Hong Kong.

Approval of the Landlord	4.12	No approval by the Landlord is valid unless it is in writing and signed by the Landlord or by its authorised agents and any approval or consent given by the Landlord shall operate as a consent for the particular matter to which it relates only and shall in no way be considered as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in the future, unless expressly so provided.

No premium	4.13	The Tenant hereby expressly declares that at the grant of the said term no premium key money or other consideration has been paid to the Landlord or to any person.

Interest on arrears of rent and other charges	4.14	Without prejudice to the Landlord’s rights under Clause 4.01 hereof, the Tenant shall pay interest on all arrears of rent and other charges at a rate of 2.5% per month from the due date to the date of payment together with all legal costs and disbursements on a solicitor and client basis incurred for demanding and enforcing payment of the said arrears or outstanding sum in Court or otherwise on demand and until payment they shall be deemed to be a debt due by the Tenant to the Landlord.

Name of the Building	4.15	The Landlord reserves the right exercisable at any time or times to change the name or description of the said Building or any part thereof without incurring any liability to the Tenant on any account whatsoever provided that the Landlord shall give to the Tenant not less than three months’ notice in writing of any such proposed change.

Renovation	4.16	The Tenant hereby expressly acknowledges that the Landlord may from time to time carry out any building, construction, renovation, refurbishment and other works in such part or parts of the Land and/or the said Building as the Landlord may deem fit and that the Landlord, its contractors agents workers and other persons authorized by the Landlord may enter into and upon any part of the Land and/or the said Building with all necessary plant equipment and material for such purpose. It is hereby expressly agreed that the Tenant shall have no right to claim against the Landlord for breach of any of the terms conditions or stipulations herein contained and on the Landlord’s part to be observed and performed and the Landlord shall not incur any liability to the Tenant and/or any person whatsoever in respect of any loss, damage, claim, cost or expense (including but not limited to loss of business and/or profit) that may be caused by or otherwise arising from or in connection with such works whether on the ground of inconvenience disturbance interruption or services noise dirt or otherwise.

Sale and Redevelopment	41.7	If the Landlord shall at any time resolve to demolish, re-build or refurbish the said Building or any part thereof (which intention shall be sufficiently evidenced by a copy of the Resolution of its Board of

		Directors certified by its Secretary or a Director to be a true and correct copy) or shall have entered into any agreement for sale and purchase of the said Building or any part thereof which include the said premises, then in any of such event the Landlord shall be entitled to give not less than 6 calendar months’ notice in writing to expire at any time to terminate this Agreement, and immediately upon the expiration of such notice this Agreement shall terminate but without prejudice to the right and remedies of either party against the other in respect of any antecedent claim or breach of any of the covenants restrictions stipulations or conditions herein contained. The Tenant acknowledges that in the event of this Agreement being terminated pursuant to this Clause, the Tenant shall have no claim against the Landlord for such early termination. “Demolish” and/or “rebuild” for the purposes of this Clause shall mean the demolition and/or rebuilding of the whole of the said Building or a substantial part or parts (but not necessarily a major part) thereof whether or not including any main walls exterior walls or roof of the said premises and whether or not any part thereof is to be re-built or reconstructed in the same or any other manner. “Refurbish” may or may not include demolition of the said Building or any part thereof.

Landlord not liable for systems breakdowns	4.18	The Landlord shall not in any circumstances be liable to the Tenant for any defect in or breakdown of the lifts escalators or air-conditioning system condenser water supply system (if any) electric power and water supplies nor shall the rent or air-conditioning and management charges abate or cease to be payable on account thereof.

Common Area	4.19	The Landlord shall have the full right and liberty to partition and/or let to any person any part or parts of the said Building at any time intended for common use and to adjust or redefine the same as the Landlord may in its sole discretion decide without incurring any liability to the Tenant on any account whatsoever so long as all acts or works of the Landlord done or performed pursuant to its rights under this clause comply with all laws and regulations for the time being in force in Hong Kong.

Sale by Landlord	4.20	If the Landlord shall at any time assign the said premises to a purchaser of the Landlord, then the Deposit held by the Landlord hereunder (less any sum which the Landlord is entitled to deduct pursuant to the terms hereof) shall automatically be transferred to the purchaser. The Tenant hereby agrees that upon such transfer the Landlord shall be absolutely discharged from its obligations hereunder to refund the Deposit or any part thereof to the Tenant and the Tenant hereby further agrees to waive all the Tenant’s rights and claims hereunder against the Landlord in respect of the Deposit or any part thereof upon such transfer being made as aforesaid.

Handover Condition	4.21	(a)	The Tenant hereby declares and confirms that it has duly inspected the said premises and is satisfied with the current state and condition of the said premises and the provisions, fixtures, fittings, finishes, installations and appliances therein (including without limitation, the ventilation and air-conditioning system, the fire service system and its sprinkler heads distribution, water and drainage systems (if any) and electrical and wiring system installed therein). The parties hereto agree that the said premises will be let to the Tenant by the Landlord on an “as-is” basis and in the state and condition as at the date of the handover of the said premises to the Tenant and no warranty or representation is made by the Landlord or its agents regarding:
(i)	the furniture, fixtures, fittings and finishes or the installations and appliances in the said premises and/or the said Building;

(ii)	the state and condition of the said premises or the Building and the user thereof; and

(iii)	the composition of the said Building.
(b)	For the avoidance of doubt, the Landlord does not warrant that the ventilation and air-conditioning system (including the fan coil units), the fire services system (including the sprinkler heads distribution), the water and drainage systems (if any), and the electrical and wiring system installed in the said premises will comply with all or any applicable statutes, codes, ordinances, regulations or requirements of the relevant Government or other competent authorities or whether the same are suitable or sufficient for the Tenant’s intended purpose. Without prejudice to the provisions of Clauses 2.05.01, 2.05.02 and 2.06 hereof, if the Tenant shall require any alteration, additions, or improvement to the said systems, any such alteration, additions and improvement shall be made at the Tenant’s own costs and expenses and subject to the Landlord’s prior written consent.

Bank Consent	4.22	This Agreement shall be subject to the obtaining by the Landlord from the bank(s) to which the said premises are presently mortgaged to, the bank’s consent for the entering into this Agreement by the parties hereto. If the Landlord should fail or be unable for whatever reason to obtain the bank’s consent as aforesaid, this Agreement shall terminate upon expiration of fourteen (14) days from the date of a notice sent by the Landlord to the Tenant informing the Tenant of the Landlord’s failure to obtain the said consent. In the event of this Agreement being terminated pursuant to this provision, the Tenant shall deliver up vacant possession of the said premises to the Landlord upon expiration of fourteen (14) days from the date of the said notice and the Landlord shall upon the Tenant yielding up the said premises return the Deposit to the Tenant without compensation costs or interest and without prejudice to the Landlord’s right to deduct from the amount of the Deposit and to claim from the Tenant any damages the Landlord have suffered or will suffer as a result of any antecedent breach of this Agreement by the Tenant including but not limited to any failure of the Tenant to pay any sum(s) due under this Agreement prior and up to the date of termination of this Agreement. The Tenant acknowledges that in the event of this Agreement being terminated by reason of the failure of the Landlord to obtain the relevant consent from the bank, the Tenant shall have no claim against the Landlord for such earlier termination.

Stamp Duty	4.23	All stamp duty and registration fee (if any) payable on this Agreement and other disbursements of and incidental to the preparation and execution of this Agreement shall be borne by the parties hereto in equal shares.

Costs	4.24	The legal costs of and incidental to the preparation and execution of this Agreement shall be borne by the parties hereto in equal shares. If the Tenant instructs its own solicitors, the Tenant shall, in addition to his own legal costs and expenses, pay half of the Landlord’s solicitors full costs (at 75% of the scale charges) and expenses.

Interpretation	4.25	(i)	Unless the context otherwise requires, words herein importing the masculine gender shall include the feminine and neuter gender and words herein in the singular shall include the plural and vice versa.

		(ii)	References to Clauses, Sub-clauses and Schedules are to Clauses Sub-clauses of and Schedules to this Agreement. Marginal notes and the index (if any) are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

		(iii)	The expression “the Tenant” shall (where the context permits) mean and include the party or parties specifically named and its or their successors in title and permitted assigns.

Joint and several Liability	4.26	If the Tenant consists of two or more persons, each covenant or agreement on the part of the Tenant herein shall be deemed to have been given by them jointly and severally.

Entire Agreement	4.27	This Agreement sets forth the entire agreement between the parties and supersede any prior discussions, agreements or arrangements, written or verbal, between the parties relating to the letting of the said premises.

		AS WITNESS, the hands of the parties hereto the day and year first above written.

THE FIRST SCHEDULE ABOVE REFERRED TO
PART I

LANDLORD	:	GILROY COMPANY LIMITED whose registered office is situate at 11th Floor, Lai Sun Commercial Centre, No. 680 Cheung Sha Wan Road, Shamshuipo, Kowloon, Hong Kong.

TENANT	:	MARKETSHARE LIMITED whose registered office is situate at Room 1101, 11th Floor, Beautiful Group Tower, 77 Connaught Road Central, Hong Kong (Company No. 954680 and Business Registration No. 35402855).
PART II
(the said premises)
ALL THAT UNIT NO. 1802 on the EIGHTEENTH FLOOR of CAUSEWAY BAY PLAZA 2, No. 463-483 Lockhart Road, Hong Kong erected on All Those pieces or parcels of ground registered in the Land Registry as The Remaining Portion of Section D of Inland Lot No. 2833, The Remaining Portion of Section E of Inland Lot No. 2833, Section J of Inland Lot No. 2833, The Remaining Portion of Section K of Inland Not No. 2833, The Remaining Portion of Section L of Inland Lot No. 2833, The Remaining Portion of Section M of Inland Lot No. 2833, The Remaining Portion of Section O of Inland Lot No. 2833, The Remaining Portion of Section G of Inland Lot No. 2833, The Remaining Portion of Section H of Inland Lot No. 2833, Sub-Section 4 of Section H of Inland Lot No. 2833 and The Remaining Portion of Inland Lot No. 2833 (“the Land”) which said Unit is for the purpose of identification only shown and coloured Pink on the floor plan annexed hereto.
PART III

TERM	:	For the term of THREE (3) YEARS commencing from the 1st day of October 2007 (“the Commencement Date”) and expiring on the 30th day of September 2010 (both days inclusive).
PART IV
Business Name in the said premises

BUSINESS NAME	:	Marketshare Limited
PART V
Amount of Deposit

Deposit:	:	HONG KONG DOLLARS TWO HUNDRED TWENTY SIX THOUSAND TWENTY FIVE AND CENTS SEVENTY/ONLY (HB$226,025.70)

PART VI
User

User	:	For the Tenant’s lawful business as an office use only and not for any other purpose whatsoever.
THE SECOND SCHEDULE ABOVE REFERRED TO
PART I
Particulars of Rent

Rent:	:	(I)	The rent for the said term shall be HONG KONG DOLLARS THIRTY THOUSAND THREE HUNDRED AND SIXTY (HK$30,360.00) per calendar month exclusive of rates, government rent, air-conditioning and management charges and other outgoings and payable in advance without any deductions on the first day of each and every calendar month the first of such payment to be made on the signing hereof.

		(II)	Rent Free Period: No rent will be charged for the first ONE (1) MONTH commencing from the Commencement Date and expiring on 31st October 2007 and for a further period of ONE (1) MONTH commencing from 1st September 2010 and expiring on 30th September 2010. During the Rent Free Period, the Tenant shall pay the rates, government rent, air-conditioning and management charges and all other outgoings in respect of the said premises.
PART II
Particulars of Air-Conditioning and Management Fee
1.	Air-Conditioning and Management Charges: HK$6,110.00 per calendar month payable monthly in advance without any deductions on the first day of each and every calendar month the first of such payment to be made on the signing hereof.

2.	(a)	The Landlord shall, where the said premises are to be used as a shop only provide and maintain air-conditioning at all times during the normal business hours specified in paragraph (a) of Part II of the Third Schedule hereto and, where the said premises are to be used as an office only during the normal business hours specified in paragraph (b) of Part II of the Third Schedule hereto and, where the said premises are to be used as a restaurant only, during the normal business hours specified in paragraph (c) of Part II of the Third Schedule hereto and without prejudice to the provisions of Clause 4.18 the Landlord shall not be liable to the Tenant nor shall the Tenant have any claim against the Landlord in respect of any interruption in any of the services hereinbefore mentioned by reason of the necessary repair or maintenance of any installations or apparatus or damage thereto or destruction thereof by fire water act of God or other cause beyond the Landlord’s control or by reason of mechanical or other defect or breakdown or faults or other inclement conditions or unavoidable shortage of fuel material water or labour or any act omission or negligence of any attendants watchmen or other servants of the Landlord in or about the performance or purported performance of any duty relating to the provision of the said services by any of them or by reason of the cessation of the Tenant’s business. Furthermore, no air-conditioning will be provided if the No. 8 typhoon signal or above is hoisted but the air-conditioning and management charges shall not be abated by reason thereof.

(b)	If the Tenant shall require additional air-conditioning services outside the normal business hours mentioned above, the Tenant shall give to the Landlord not less than 7 days’ notice in writing stipulating at what times the Tenant shall require additional air-conditioning. All costs and expenses so incurred shall be on Tenant’s account payable at such rate as may be determined by the Landlord and subject to variation from time to time at the Landlord’s discretion Provided that a minimum of two hours’ charges shall be paid by the Tenant each time the said premises shall receive such additional air-conditioning services.
PART III
Particulars of Rates and Government Rent

Rates:	:	HK$3,602.85 (or such amount as assessed by the Government) per quarter payable quarterly in advance without any deductions on the first day of the months of January, April, July and October.
PART IV
Amount of Vetting Fee

Vetting Fee	:	HK$1,897.50
PART V
Amount of Sundry Expenses Deposit during Fitting Out Work
Sundry Expenses Deposit:       HK$2,000.00
PART VI
Amount to defray the Sundry Expenses during Fitting Out Work
Amount to defray Sundry Expenses:      HK$3,000.00
THE THIRD SCHEDULE ABOVE REFERRED TO
PART I
The normal business hours of the said Building are:
(a)	where the said premises are to be used as a shop only, between the hours of 10:00 a.m. and 10:00 p.m. everyday.

(b)	where the said premises are to be used as an office only, between the hours of 09:00 a.m. and 06:00 p.m. every weekday (Monday — Friday) and between the hours of 09:00 a.m. and 01:00 p.m. every Saturday.

(c)	where the said premises are to be used as a restaurant only, between the hours of 10:00 a.m. and 12:00 mid-night everyday.
The Landlord reserves the right to alter or amend the said business hours from time to time and to such extent as the Landlord shall in its discretion deem appropriate or necessary.
PART II
The normal hours when air-conditioning services will be supplied are:
(a)	where the said premises are to be used as a shop only, between the hours of 10:00 a.m. and 10:00 p.m. everyday.

(b)	where the said premises are to be used as an office only, between the hours of 09:00 a.m. and 06:00 p.m. every weekday (Monday — Friday) and between the hours of 09:00 a.m. and 01:00 p.m. every Saturday.

(c)	where the said premises are to be used as a restaurant only, between the hours of 10:00 a.m. and 12:00 mid-night everyday.
The Landlord reserves the right to alter or amend the said supply hours from time to time and to such extent as the Landlord shall in its discretion deem appropriate or necessary.
SIGNED by

SIGNED by Mr. Lau Shu Yan, Julius and Mr. Tam Kin Man, Kraven	)
for and on behalf of the Landlord whose signature(s) is/are verified by:-	) ) ) )	For and on behalf of GILROY COMPANY LIMITED /s/ Lau Shu Yan, Julius Tam Kin Man, Kraven

Authorized Signature(s)

/s/ Yeung Chi Keung
Yeung Chi Keung
Solicitor, Hong Kong SAR
Vincent T.K. Cheung, Yap & Co.
     RECEIVED on or prior to the day and year first above written of and from the Tenant the sum of HONG KONG DOLLARS TWO HUNDRED TWENTY SIX THOUSAND TWENTY FIVE AND CENTS SEVENTY ONLY (HK$226,025.70) being the deposit money above mentioned to be paid by the Tenant to the Landlord.

For and on behalf of GILROY COMPANY LIMITED
/s/ Lau Shu Yan, Julius Tam Kin [Illegible]
Authorized Signature(s)
The Landlord

SIGNED by Anthony Venus for and on behalf of the Tenant in the presence of:-	) ) ) ) )	For and on behalf of Marketshare Limited /s/ Anthony Venus

Authorized Signature(s)

/s/ Yvette [Leung] Signature of Witness

Yvette [Leung] Name of Witness

[Illegible] Hong Kong Identity Card Number

Unit 1803-4, Causeway Bay, Plaza [L] Address of Witness

Executive Assistant Occupation of Witness

[18th FLOOR PLAN REDACTED]